                                                Filed pursuant to Rule 424(b)(4)
                                                Registration No. 333-50279


PROSPECTUS                                                         PROSPECTUS

                              SAVILLE SYSTEMS PLC

                      283,698 AMERICAN DEPOSITORY SHARES

                                 REPRESENTING

                            283,698 ORDINARY SHARES

                             _____________________

     This Prospectus relates to 283,698 American Depository Shares (each an "ADS") of Saville Systems PLC ("Saville" or the "Company"). Each ADS represents the right to receive one ordinary share, $0.0025 nominal value per share (each an "Ordinary Share"), of the Company. The Shares were acquired by the persons named herein pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by regulations thereof. The Shares are being registered by the Company pursuant to the terms of a Share Purchase Agreement dated April 3, 1998 (the "Purchase Agreement") between the Company and BHA Pty. Ltd. ACN 009 937 606 (the "Selling Shareholder"). See "Selling Shareholder."

     The Shares may be offered by the Selling Shareholder from time to time in transactions on the Nasdaq National Market ("Nasdaq"), in privately negotiated transactions, through the writing of options on the ADSs or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the ADSs to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the ADSs for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholder" and "Plan of Distribution."

     This Prospectus may be used by the Selling Shareholder or by any broker-dealer who may participate in sales of the ADSs. The Selling Shareholder will pay all commissions, transfer taxes and other expenses associated with the sale of the ADSs by it.

     The Company will not receive any of the proceeds from the sale of the ADSs by the Selling Shareholder. The Company has agreed to bear certain expenses in connection with the registration and sale of the ADSs being offered by the Selling Shareholder. The Company and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act. See "Use of Proceeds."

     The Company's ADSs are traded on Nasdaq under the symbol "SAVLY." On April 24, 1998, the closing sale price of the ADSs on Nasdaq was $51.25 per share.


              THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
               OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                         ______________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                             _____________________

                The date of this Prospectus is April 27, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Company is required to file electronic versions of certain documents through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the ADSs offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the ADSs, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 25, 1998;

     (2) The Company's Current Report on Form 8-K dated April 3, 1998, filed with the Commission on April 16, 1998; and

     (3) The Company's Registration Statement on Form 8-A dated November 8, 1995 registering the ADSs under Section 12(g) of the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: Saville Systems PLC, One Van de Graaff Drive, Burlington, Massachusetts 01803, Attention: Chief Financial Officer, Telephone: (781) 270-6500.

              SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This Prospectus (including the information incorporated herein by reference) contains forward-looking statements, including statements regarding the Company's plans to expand its international and North American sales presence, the Company's plans to continue its research and development efforts, the Company's expectation that it will continue to make property and equipment investments in 1998, the Company's plans for strategic acquisitions, the expectation of value to be added by alliances with third parties, the Company's intent to release future products and enhancements, the Company's belief that its existing cash balance and funds generated by operations will be sufficient to meet its anticipated liquidity and working capital requirements for the next twelve months, the possible adverse foreign currency exposure involved with international expansion, and the Company's general expectations of growth. For this purpose, any statements contained herein (or incorporated herein by reference) that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual events or the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, without limitation, those set forth below under the caption "Risk Factors."

                                  THE COMPANY

     Saville Systems PLC (together with its subsidiaries, "Saville" or the "Company") provides innovative, convergent customer care and billing solutions to service providers in the global telecommunications industry. Saville's customer care and billing solution, Convergent Billing Platform ("CBP") (TM), is available on both DB2/400 and Oracle/UNIX platforms, and is designed to enable service providers to bring new service offerings to the market quickly, and to bill accurately and reliably for multiple services on one integrated invoice.

     Saville offers its customers a full range of professional services.
Saville assists each customer in defining its requirements and then designs, develops and implements a cost-effective customer care and billing solution.
The customer can either license the solution from Saville or have the solution operated in a Company operated service bureau. In 1997, the Company introduced facilities management services for customers who contract with Saville to manage the operation of the licensed solution on customer-owned hardware. The Company usually serves as a billing partner for its customers by implementing new systems as the customer enters new service categories or geographic markets, and by further developing and enhancing the customer's installed systems in response to changes in the customer's service offerings, marketing strategies and network technology. During 1997, the Company established direct sales offices for Western and Central Europe, Latin America and the Asia Pacific region and created several strategic marketing alliances, including with Lucent Technologies, Cap Gemini and Coopers and Lybrand.

     Saville has developed, and continuously refines, its sophisticated base software applications, which it customizes to meet the current and evolving requirements of its customers. During 1997, the Company had two major platform releases of CBP. The first was in July 1997 for CBP on the DB2/400 platform and the second was the release of the Company's UNIX-based product, CBP for Oracle in December 1997.

     The Company's solutions are designed to operate in a multi-service environment capable of billing local exchange, long distance, wireless (cellular, paging, satellite and Personal Communications Services) and data telecommunications services. These systems are designed to support the discrete service offering of large telecommunications service providers, or to serve as the complete customer care and billing systems of emerging and medium-sized service providers. In addition, during 1997 the Company executed its first contract to provide a convergent billing system to a customer in the energy industry.

     The Company was incorporated in the Republic of Ireland in June 1993 as Saville Systems Ireland Limited, a private limited company. On November 9, 1995, the Company was re-registered as a public limited company and changed its name to Saville Systems PLC. Unless the context otherwise requires, references to the "Company" or "Saville" are to Saville Systems PLC and its consolidated subsidiaries. The Company's principal executive office is located at IDA Business Park, Dangan, Galway, Ireland, and its telephone number from the United States is (011) 353-9-152-6611. The address of the Company's North American headquarters is One Van de Graaff Drive, Burlington, Massachusetts 01803, and its telephone number is (781) 270-6500.


                                 RISK FACTORS

     The ADSs offered hereby involve a high degree of risk. The following risk factors should be considered carefully in addition to the other information included or incorporated by reference in this Prospectus before purchasing the ADSs offered hereby.

RELIANCE ON SIGNIFICANT CUSTOMERS

     To date, a substantial portion of the Company's total revenues has been derived from a relatively small number of customers. This concentration of customers can cause the Company's revenues and earnings to fluctuate from quarter to quarter, based on these customers' requirements and the timing of their orders. A significant decrease in business from any of its major customers would have a material adverse effect on the Company's business, financial condition, and results of operations.

     The Company's future success depends in large part on its ability to develop new customer relationships with successful telecommunications service providers. There can be no assurance that the Company will be able to develop such relationships or that the service providers that become customers of the Company will be successful. Historically, the Company has been dependent on long-term customer relationships and therefore, the failure of the Company's customers to compete effectively in the telecommunications market could have a material adverse effect on the Company's business, financial condition and results of operations.

MANAGEMENT OF EXPANDING OPERATIONS

     Recently, the Company has expanded its operations rapidly, which has placed significant demands on the Company's administrative, operational and financial personnel and systems. Additional expansion by the Company may further strain the Company's management, financial and other resources. There can be no assurance that the Company's systems, procedures, controls and existing space will be adequate to support expansion of the Company's operations. The Company's future operating results will substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its operational, financial control and reporting systems. If the Company is unable to respond to and manage changing business conditions, the quality of the Company's services, its ability to retain key personnel and its results of operations could be materially adversely affected.

INTENSE COMPETITION

     The Company competes with both independent providers of systems and services like the Company and with internal billing departments of existing telecommunications service providers, many of which have substantially greater financial, technical, sales , marketing and other resources, as well as greater name recognition, than the Company. There can be no assurance that the Company will be able to compete successfully with its existing competitors or with new competitors.

RELIANCE ON DB2/400

     Although the Company has introduced its UNIX-based CBP for Oracle product, almost all of the Company's billing and customer care customers run the Company's software on the DB2/400 platform, which represents a leading platform for existing and new billing systems. If there should be a rapid shift away from the current use of the DB2/400 platform by the telecommunications industry for billing, the Company would be required to expend substantial capital resources to develop new software and enhance existing software and likely experience delays or losses in customer orders.

RAPID TECHNOLOGICAL CHANGE

     The market for the Company's products and services is characterized by rapidly changing technology, evolving industry standards and changing customer needs. Therefore, the Company's success will depend upon its ability to enhance its existing products and to introduce new products and features to meet the requirements of new and existing customers. The Company is currently devoting significant resources to develop, refine and enhance its base software modules for its UNIX-based and DB2/400-based products. There can be no assurance that the Company will successfully complete these projects or that the Company's present or future products will satisfy the evolving needs of the telecommunications market. If the Company were unable, due to resource, technological or other contraints to adequately anticipate or respond to such changes, or if the Company's new product developments and enhancements do not gain market acceptance, the Company's business and results of operations would be materially adversely affected.

INTERNATIONAL OPERATIONS

     The Company's international business is subject to risks such as fluctuations in exchange rates, difficulties or delays in developing and supporting non-English language versions of the Company's products, political and economic conditions in various jurisdictions, unexpected changes in regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing foreign operations and longer accounts receivable payment cycles. Specifically, the Asia Pacific region has experienced a recent downturn in economic conditions, the continuation of which could adversely affect the Company's ability to expand into this region. There can be no assurance that such factors will not have a material adverse effect on the Company's revenues or its overall financial performance.

FLUCTUATIONS IN EXCHANGE RATES

     Fluctuations in exchange rates may have a material adverse effect on the Company's results of operations, particularly its operating margins, and could also result in exchange losses. The impact of future exchange rate fluctuations on the Company's results of operations cannot be accurately predicted. To date, the Company has not sought to hedge the risks associated with fluctuations in exchange rates, but may undertake such transactions in the future. There can be no assurance that any hedging techniques implemented by the Company will be successful or that the Company's results of operations will not be materially adversely affected by exchange rate fluctuations.

RISK OF INCREASING TAXES

     The Company has significant operations and generates a substantial portion of its taxable income in the Republic of Ireland and, under an incentive tax program due to terminate in 2010, is taxed on its "manufacturing income" at a rate, that is substantially lower than United States tax rates. If the Company could no longer qualify for this tax rate or if the tax laws were rescinded or changed, the Company's net income could be materially adversely affected. In addition, if United States, Canadian or other foreign tax authorities were to challenge successfully the manner in which profits are recognized among the Company and its subsidiaries, the Company's effective tax rate could increase, and its cash flow and results of operations could be materially adversely affected.

VOLATILITY OF ADS PRICE.

     The market price of the Company's ADSs has increased significantly since the Company's initial public offering of ADSs in November 1995. The period since the initial public offering was marked by generally rising stock prices, favorable industry conditions and improved operating results of the Company, all of which are subject to change. The trading price of the ADSs could be subject to wide fluctuations in response to the announcement of operating results that differ from financial analysts' projections, changes in such projections, quarter-to-quarter variations in operating results, announcements of technological innovations or new products by the Company or its competitors and other events. In addition, in recent years the stock market in general, and the shares of technology companies in particular, have experienced extreme price and volume fluctuations. This volatility has had a substantial effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of the ADSs.

RISKS ASSOCIATED WITH ACQUISITIONS

     The Company's strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing business and products. On April 3, 1998, the Company completed its acquisition of substantially all of the assets of the Selling Shareholder and one of its affiliates. In addition, in February 1998, the Company purchased an interconnect telecommunications software product from a Swedish company. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired businesses. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financing. Any equity or debt financing, if available at all, may be on terms that are not favorable to the Company, and in the case of equity financings, may result in dilution to the Company's Shareholders.

RISKS OF LITIGATION

     From time to time, the Company may receive threats of or become involved in litigation in the ordinary course of its business. In June 1997, the Company received a letter from a customer purporting to terminate its relationship with the Company and alleging certain failures to perform by the Company. The customer alleges damages of $12 million. The Company has denied all of these allegations and believes that they are without merit. There can be no assurance, however, as to the outcome of this or any other dispute that may arise.

RISKS ASSOCIATED WITH YEAR 2000

     The Company is reviewing its products and operations to ensure that they will not be adversely affected by year 2000 software failures, which can arise in time-sensitive software applications that utilize a field of two digits to define the applicable year. In such applications, a date using "00" as the year may be recognized as the year 1900 rather than the year 2000. The Company's released software products are currently year 2000 ready, and therefore the Company does not believe that it will need to undertake material research and development efforts in this regard. The Company's review, correction, and upgrade of its internal systems to ensure year 2000 readiness is ongoing. The Company believes that any correction or upgrade necessary to make the Company's major internal systems year 2000 ready will be completed by early 1999 and that the cost of such actions will not have a material adverse effect on the Company's results of operations or financial condition. There can be no assurances, however, that there will not be a delay in, or increased costs associated with, the implementation of such corrections or upgrades or that the Company will suffer no material adverse effects from the year 2000 problem, including due to the lack of readiness on the part of third party suppliers of goods and services to the Company's operations. In addition, there can be no assurance that businesses or assets that the Company may acquire in the future will not be adversely affected by year 2000 software issues, which could have a material adverse effect on the Company's business, results of operations and financial condition.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the ADSs by the Selling Shareholder.

     The Company will bear all costs (excluding any brokerage fees, underwriting discounts and selling commissions and expenses incurred by the Selling Shareholder for legal services), fees and expenses incurred in effecting the registration of the ADSs covered by this Prospectus, including, without limitation, all registration and filing fees required under federal and state securities laws, fees and expenses of counsel for the Company and fees and expenses of accountants for the Company.


                              SELLING SHAREHOLDER

     The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of Ordinary Shares of the Selling Stockholder and as adjusted to give effect to the sale of the ADSs offered hereby. The ADSs are being registered to permit public secondary trading of the ADSs, and the Selling Shareholder may offer the ADSs for resale from time to time.

     All of the ADSs being offered by the Selling Shareholders were acquired by it from the Company in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation S thereof. The Company issued the Ordinary Shares covered by the Prospectus to fund, in part, the Company's acquisition of substantially all of the assets and the assumption of certain liabilities of the Selling Shareholder and an affiliate of the Selling Shareholder. Except for this transaction, the Selling Shareholder has had no material relationship with the Company.

     The ADSs are being registered by the Company pursuant to the terms of the Purchase Agreement. In the Purchase Agreement, the Company has agreed, among other things, to bear certain expenses in connection with the registration and sale of the ADSs being offered by the Selling Shareholder. See "Plan of Distribution."

     The Selling Shareholder represented in the Purchase Agreement that it was acquiring the ADSs for investment and with no present intention of distributing any of such ADSs. In recognition of the fact that investors, even though purchasing ADSs without a view to distribution, may wish to be legally permitted to sell publicly their ADSs when they deem appropriate, the Company has filed with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the ADSs from time to time and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until April 3, 2000 or such earlier time as the ADSs are freely tradeable pursuant to Rule 144 under the Securities Act without regard to volume limitations or are otherwise freely tradeable pursuant to Rule 144(k) under the Securities Act.


                   Number of
                   Ordinary        Percentage of
                    Shares        Ordinary Shares                          Number of       Percentage of
                 Beneficially      Beneficially                            Ordinary Shares   Ordinary Shares
   Name of       Owned Prior      Owned Prior to         Number of       Beneficially      Beneficially
   Selling         to the             the             Ordinary Shares     Owned After       Owned After
 Shareholder     Offering(1)      Offering (1)(2)      Offered Hereby   Offering (1)(2)   Offering (1)(2)
 ----------      -----------      ---------------      --------------   ---------------   ---------------
BHA Pty. Ltd.      283,698              *                  283,698            0                 ___

____________________
*    Less than one percent of the Ordinary Shares outstanding.

(1) The number of Ordinary Shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The Selling Shareholder has sole voting power and investment power with respect to all Ordinary Shares listed as owned by the Selling Shareholder.

(2) It is unknown if, when or in what amounts the Selling Shareholder may offer Ordinary Shares for sale and there can be no assurance that the Selling Shareholder will sell any or all of the Ordinary Shares offered hereby. Because the Selling Shareholder may offer all or some of the Ordinary Shares pursuant to this Offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Ordinary Shares held by the Selling Shareholder, no estimate can be given as to the amount of the Ordinary Shares that will be held by the Selling Shareholder after completion of the Offering. However, for purposes of this table, the Company has assumed that, after completion of the Offering, none of the Ordinary Shares covered hereby will be held by the Selling Shareholder.

                              PLAN OF DISTRIBUTION

     The Company has been advised that the Selling Shareholder may sell ADSs from time to time in transactions on Nasdaq, in privately negotiated transactions, through the writing of options on the shares or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the ADSs to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the ADSs for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). In addition, any ADSs covered by this Prospectus which qualify for sale under Rule 144 or the provisions of Regulation S under the Securities Act may be sold under Rule 144 or Regulation S, as the case may be, rather than pursuant to this Prospectus.

     The Selling Shareholder and any broker-dealers who act in connection with the sale of ADSs hereunder may be deemed to be "underwriters" as the term is defined in the Securities Act and any commissions received by them as profit or any resale of the ADSs as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

     The Company and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by McCann FitzGerald, Irish counsel to the Company.

                                    EXPERTS

     The consolidated financial statements of Saville Systems PLC appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER OR
SOLICITATION WOULD BE UNLAWFUL.   NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
ANY OFFER OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE HEREOF.

                                _______________

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
Available Information.............................................   2
Incorporation of Certain Documents By Reference...................   2
Special Note Regarding Forward-Looking Information................   3
The Company.......................................................   3
Risk Factors......................................................   4
Use of Proceeds...................................................   7
Selling Shareholder...............................................   8
Plan of Distribution..............................................   9
Legal Matters.....................................................   9
Experts...........................................................   9


                              SAVILLE SYSTEMS PLC



                      283,698 AMERICAN DEPOSITORY SHARES
                                 REPRESENTING
                            283,698 ORDINARY SHARES



                                ______________

                                  PROSPECTUS

                                ______________



                                April 27, 1998


================================================================================

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION                                     PAGE
------                      -----------                                     ----

 *4.1  Memorandum of Association of the Company                              --

 *4.2  Articles of Association of the Company                                --

**4.3  Specimen Certificate for the Ordinary Shares of the Company           --

  5.1  Opinion of McCann FitzGerald                                          20

 23.1  Consent of Ernst & Young                                              21

 23.2  Consent of McCann FitzGerald, included in Exhibit 5.1 filed herewith. 20

 24.1  Power of Attorney (See page II-4 of this Registration Statement).     18

 __________________________

 * Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 25, 1998 and incorporated herein by reference.

 ** Filed as an exhibit to the Company's Registration Statement on Form S-1 and incorporated herein by referance (File No. 33-97576)